Exhibit 99.1

Juniata Valley Financial Corp. Announces Third Quarter Results

Mifflintown, PA, October 23, 2019 (GLOBE NEWSWIRE) --

Juniata Valley Financial Corp. (OTC Pink: JUVF) (“Juniata”), announced net income for the three months ended September 30,  2019,  was  $1,093,000 compared to net income of $1,385,000 for the three months ended September 30,  2018. Earnings per share, basic and diluted, was $0.21 in the third quarter of 2019 compared to basic and diluted earnings per share of $0.27 over the same period in 2018. For the nine months ended September 30, 2019, net income was $4,351,000 compared to adjusted net income of $4,687,000 for the nine months ended September 30, 2018. Earnings per share, basic and diluted, during the nine months ended September 30, 2019 was $0.85 compared to adjusted basic and diluted earnings per share of $0.95 and $0.94, respectively, during the corresponding 2018 period.

The previously reported net income and earnings per share, basic and diluted, for the nine months ended September 30, 2018 of $4,281,000 and $0.86 were subsequently adjusted due to a credit to the income tax provision of $406,000 being recorded in the first quarter of 2019, effective as of April 30, 2018, to remove a deferred tax liability related to Juniata’s previous 39.16% ownership in Liverpool Community Bank (“Liverpool”) upon its acquisition of Liverpool’s remaining shares on April 30, 2018.

Annualized return on average assets and annualized return on average equity for the nine months ended September 30, 2019 were 0.90% and 8.30%, respectively. Adjusted annualized return on average assets and annualized return on average equity for the comparable nine month period in 2018 was 1.02% and 10.12%, respectively, an increase from 0.93% and 9.28%, respectively, prior to the removal of the aforementioned $406,000 deferred tax liability.

In addition to the impact of the credit to the income tax provision, effective April 30, 2018, comparability of the results for the three and nine months ended September 30, 2019 and September 30, 2018 was impacted by the termination, and subsequent liquidation, of The Juniata Valley Bank Retirement Plan (“JVB Plan”). Juniata satisfied all obligations of the JVB Plan as of September 30, 2019. During the three and nine months ended September 30, 2019, Juniata recorded pre-tax pension settlement charges of $943,000 and $1,221,000, respectively, compared to a pre-tax pension settlement charge of $210,000 during the three and nine months ended September 30, 2018. In addition to these items, the comparability of the results for the nine months ended September 30, 2019 and September 30, 2018 was also impacted by Juniata’s acquisition of Liverpool on April 30, 2018.

President and Chief Executive Officer, Marcie A. Barber stated, “Third quarter 2019 results were negatively impacted by the final cost of settling all remaining defined benefit pension liabilities; however, we are pleased to have removed the future income statement volatility associated with maintaining that type of liability. Excluding the charges associated with the settlement, year-to-date net income through September 30, 2019 was $5,316,000, with annualized return on average assets at 1.11% and annualized return on average equity at 10.14%.”

Net interest income increased $937,000, or 6.3%, during the nine months ended September 30, 2019 over the comparable 2018 period. The increase in net interest income was  partially attributable to an increase of $1,820,000 in loan and investment security interest income, which was partly offset by a $1,025,000 increase in interest expense on deposits and long-term debt over the same period. Average earning assets increased by  $25,638,000, or 4.5%,  during the nine months ended September 30, 2019 over the comparable period in 2018,  primarily due to a $30,000,000 balance sheet leverage strategy executed in the second quarter of 2019. Over the same comparable periods, average interest bearing deposits increased by $14,686,000, or 3.5%. Both the yields on earning assets and interest bearing liabilities increased by 23 basis points to 4.37%  and 1.06%, respectively, during the first nine months of 2019 compared to the same 2018 period.

During the nine months ended September 30, 2019, the provision for loan losses declined by $721,000 in comparison to the nine months ended September 30, 2018. A credit of $490,000 was recorded to the loan loss provision during the nine months ended September 30, 2019 primarily due to the recording of net recoveries of $513,000 on previously charged off loans during the period.

Non-interest income was $3,504,000 during the nine months ended September 30, 2019 in comparison to  $3,911,000 during the nine months ended September 30, 2018.  Most significantly impacting the comparative nine month periods was a decline in income/gain from unconsolidated subsidiary of $296,000, which included a $215,000 gain from the adjustment to the carrying value of Juniata’s previous 39.16% ownership in Liverpool prior to its 100% acquisition. The equity method of accounting for the Liverpool investment was discontinued with the acquisition by Juniata of the remaining outstanding Liverpool shares in April 2018. Since then, all income and expense items from the newly acquired Liverpool office have been included as part of Juniata’s operations in the appropriate line items in the financial statements.  Also contributing to the decline in non-interest income was a net loss on sales and calls of securities driven by the strategic repositioning of the investment portfolio in 2019, as well as declines in the value of equity securities and customer service fees.  Partially offsetting these declines  during the period was an increase of $61,000, or 6.5%, in debit card fee income.

Non-interest expense was $15,485,000 during the nine months ended September 30, 2019 compared to  $14,343,000 during the nine months ended September 30, 2018.  Non-interest expense increased in the first nine months of 2019 compared to the same period in 2018 driven by Juniata’s growth resulting from the Liverpool acquisition; specifically, increases in employee compensation and benefits, occupancy, equipment, and data processing, as well as professional fees, which all increased during the 2019 period. Included in employee benefits expense was  $1,221,000 in pre-tax pension settlement charges recorded during the nine months ended September 30, 2019 as a result of settling the remaining obligations associated with the final liquidation of the JVB Plan, which included both the $278,000 second quarter lump sum settlement and the $943,000 third quarter settlement charge related to the annuitization of the remaining defined benefit liabilities.  Partially offsetting these increases was an increase in the gain on sales of other real estate owned of $146,000, a decline in FDIC insurance premiums of $101,000 due to the application of small bank assessment credits, and a decline in merger and acquisition expense of $625,000 as no similar expense was recorded in the 2019 period.

The income tax provision increased by $445,000 during the nine months ended September 30, 2019 compared to the same period in 2018 due to the removal of the aforementioned $406,000 deferred tax liability related to Juniata’s previous ownership in Liverpool on April 30, 2018, which resulted in a credit to the tax provision for the entire amount during the nine months ended September 30, 2018.

Annualized return on average assets for the three months ended September 30, 2019 was 0.66% compared to 0.89% for the three months ended September 30, 2018. Annualized return on average equity for the three months period in 2019 was 6.00% compared to the adjusted return on average equity of 8.54% for the comparable 2018 period.

Net interest income, after the provision for loan losses, was $5,150,000 during the three months ended September 30, 2019 when compared to $5,147,000 during the three months ended September 30, 2018. Total interest income increased by $251,000 during the third quarter of 2019 compared to the same period in 2018, while total interest expense increased by $326,000. Offsetting the differential between total interest income and total interest expense, the loan loss provision decreased by $78,000 in the third quarter of 2019 in comparison to the same period in 2018 primarily due to the net recoveries recorded during the period.

Non-interest income during the three months ended September 30, 2019 was $1,196,000 compared to $1,241,000 during the three months ended September 30, 2018. Most significantly impacting the comparative three month periods were declines of $33,000 in customer service fees and $30,000 in commissions from sales of non-deposit products.

Non-interest expense for the three months ended September 30, 2019 was $5,356,000 compared to $5,032,000 for the three months ended September 30, 2018. Non-interest expense increased during the third quarter of 2019 compared to the same period in 2018,  predominantly due to a $943,000 pre-tax settlement charge related to the annuitization of defined benefit liabilities recorded in employee benefits expense. Partially offsetting this charge in employee benefits expense was a decrease in medical claims of $163,000, as well as a $185,000 decline in merger and acquisition expense as no such expense was recorded during the three months ended September 30, 2019 compared to the same period in 2018.

The income tax benefit increased by $74,000 during the three months ended September 30, 2019 compared to the same period in 2018 predominantly due to less taxable income recorded in the 2019 period.

Total assets at September 30, 2019 were $667,107,000, an increase of $41,871,000 compared to total assets of $625,236,000 at December 31, 2018. This increase was in part due to a $30,000,000 balance sheet leverage strategy executed in the second quarter of 2019. Total debt securities available for sale increased by $58,341,000 when comparing September 30, 2019 to December 31, 2018, while total loans declined by $12,310,000 over the period. In addition, total borrowings and deposits increased by $19,470,000 and $15,114,000, respectively, with total capital increasing by $6,408,000. The increase in total capital was mainly the result of an increase of $5,107,000 in accumulated other comprehensive income due to an increase of $3,455,000 from unrealized gains on debt securities, as well as the liquidation of the JVB Plan.

On October 15, 2019, Juniata Valley Financial Corp.’s Board of Directors declared a cash dividend of $0.22 per share, payable on November 29, 2019 to shareholders of record on November 15, 2019.

Management considers subsequent events occurring after the statement of condition date for matters which may require adjustment to, or disclosure in, the consolidated financial statements.  The review period for subsequent events extends up to and including the filing date of a public company’s consolidated financial statements when filed with the Securities and Exchange Commission.  Accordingly, the financial information in this announcement is subject to change.

The Juniata Valley Bank, the principal subsidiary of Juniata Valley Financial Corp., is headquartered in Mifflintown, Pennsylvania, with nineteen community offices located in Juniata, Mifflin, Perry, Huntingdon, McKean and Potter Counties. More information regarding Juniata Valley Financial Corp. and The Juniata Valley Bank can be found online at www.JVBonline.com. Juniata Valley Financial Corp. trades through the Pink Open Market under the symbol JUVF.

Forward-Looking Information

*This press release may contain “forward looking” information as defined by the Private Securities Litigation Reform Act of 1995. When words such as “believes”, “expects”, “anticipates” or similar expressions are used in this release, Juniata is making forward-looking statements. Such information is based on Juniata’s current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties and, accordingly, actual results may differ materially from this forward-looking information. Many factors could affect future financial results. Juniata undertakes no obligation to publicly update or revise forward looking information, whether as a result of new or updated information, future events, or otherwise. For a more complete discussion of certain risks and uncertainties affecting Juniata, please see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Forward-Looking Statements” set forth in the Juniata’s filings with the Securities and Exchange Commission.

Financial Statements

Juniata Valley Financial Corp. and Subsidiary

Consolidated Statements of Financial Condition

(Dollars in thousands, except share data)	(Unaudited)
	September 30, 2019	December 31, 2018
ASSETS
Cash and due from banks	$13,239	$15,617
Interest bearing deposits with banks	64	110
Federal funds sold	—	729
Cash and cash equivalents	13,303	16,456

Interest bearing time deposits with banks	2,700	3,290
Equity securities	1,115	1,118
Debt securities available for sale	200,294	141,953
Restricted investment in bank stock	3,079	2,441
Total loans	405,321	417,631
Less: Allowance for loan losses	(3,057)	(3,034)
Total loans, net of allowance for loan losses	402,264	414,597
Premises and equipment, net	8,487	8,744
Other real estate owned	—	744
Bank owned life insurance and annuities	16,195	15,938
Investment in low income housing partnerships	4,096	4,545
Core deposit and other intangible assets	340	405
Goodwill	9,047	9,139
Mortgage servicing rights	185	200
Accrued interest receivable and other assets	6,002	5,666
Total assets	$667,107	$625,236
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest bearing	$135,024	$126,057
Interest bearing	401,812	395,665
Total deposits	536,836	521,722

Securities sold under agreements to repurchase	3,981	2,911
Short-term borrowings	—	11,600
Long-term debt	45,000	15,000
Other interest bearing liabilities	1,576	1,596
Accrued interest payable and other liabilities	5,928	5,029
Total liabilities	593,321	557,858
Stockholders' Equity:
Preferred stock, no par value: Authorized - 500,000 shares, none issued	—	—
Common stock, par value $1.00 per share: Authorized 20,000,000 shares Issued - 5,141,749 shares at September 30, 2019; 5,134,249 shares at December 31, 2018 Outstanding - 5,107,637 shares at September 30, 2019; 5,092,048 shares at December 31, 2018	5,142	5,134
Surplus	24,880	24,821
Retained earnings	43,593	42,608
Accumulated other comprehensive income (loss)	808	(4,382)
Cost of common stock in Treasury: 34,112 shares at September 30, 2019; 42,201 shares at December 31, 2018	(637)	(803)
Total stockholders' equity	73,786	67,378
Total liabilities and stockholders' equity	$667,107	$625,236

Juniata Valley Financial Corp. and Subsidiary

Consolidated Statements of Income (Unaudited)

	Three Months Ended		Nine Months Ended
(Dollars in thousands, except share and per share data)	September 30,		September 30,
	2019	2018	2019	2018
Interest income:				(adjusted)
Loans, including fees	$5,157	$5,230	$16,023	$14,822
Taxable securities	1,118	748	2,907	2,288
Tax-exempt securities	29	97	122	299
Other interest income	76	54	258	103
Total interest income	6,380	6,129	19,310	17,512
Interest expense:
Deposits	970	839	2,806	2,178
Securities sold under agreements to repurchase	9	17	30	49
Short-term borrowings	—	21	14	164
Long-term debt	286	62	612	215
Other interest bearing liabilities	11	11	33	28
Total interest expense	1,276	950	3,495	2,634
Net interest income	5,104	5,179	15,815	14,878
Provision for loan losses	(46)	32	(490)	231
Net interest income after provision for loan losses	5,150	5,147	16,305	14,647
Non-interest income:
Customer service fees	429	462	1,280	1,311
Debit card fee income	328	323	1,000	939
Earnings on bank-owned life insurance and annuities	82	99	222	266
Trust fees	104	91	294	316
Commissions from sales of non-deposit products	52	82	218	202
Income/gain from unconsolidated subsidiary	—	—	—	296
Fees derived from loan activity	104	91	238	263
Mortgage banking income	16	17	52	53
Loss on sales and calls of securities	—	—	(56)	(15)
Change in value of equity securities	(19)	(4)	(4)	42
Other non-interest income	100	80	260	238
Total non-interest income	1,196	1,241	3,504	3,911
Non-interest expense:
Employee compensation expense	2,038	1,992	6,074	5,717
Employee benefits	1,492	848	3,090	1,935
Occupancy	309	306	979	918
Equipment	224	203	656	607
Data processing expense	556	498	1,545	1,402
Director compensation	51	50	156	157
Professional fees	210	140	772	494
Taxes, other than income	144	157	422	409
FDIC Insurance premiums	—	59	107	208
Gain on sales of other real estate owned	(222)	(52)	(208)	(62)
Amortization of intangible assets	21	23	65	54
Amortization of investment in low-income housing partnerships	200	200	600	600
Merger and acquisition expense	—	185	—	625
Other non-interest expense	333	423	1,227	1,279
Total non-interest expense	5,356	5,032	15,485	14,343
Income before income taxes	990	1,356	4,324	4,215
Income tax benefit	(103)	(29)	(27)	(472)
Net income	$1,093	$1,385	$4,351	$4,687
Earnings per share
Basic	$0.21	$0.27	$0.85	$0.95
Diluted	$0.21	$0.27	$0.85	$0.94

JoAnn McMinn

Email: joann.mcminn@jvbonline.com

Phone: (717) 436-3206